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                                                       EXHIBIT 10.4
                                  BARNES GROUP INC.

                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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          1.   Purpose
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               The purpose of the Supplemental Executive Retirement Plan
               (the"Supplemental Plan") is to provide supplemental pension benefits to certain Officers of Barnes Group Inc. ("Officers") who elect any form of contingent annuity under the Barnes Group Inc. Salaried Retirement Income Plan (the "Pension Plan") under which a spouse or former spouse is the contingent annuitant.

          2.   Benefits
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          2.1  The Company will pay to each person who (i) is an Officer on or after November 16, 1979, and either retires as an Officer under the Pension Plan with ten years of service with Barnes Group or a direct or indirect subsidiary of Barnes Group, or ceases to be an Officer due to disability, and (ii) who is receiving retirement benefits under the Pension Plan pursuant to a contingent pensioner form of benefit under which the contingent pensioner is the Officer's spouse or former spouse, a monthly supplemental annuity equal to (a) minus (b) where:

               (a) equals the monthly retirement income payable to the Officer if he/she elected a straight life annuity under the Plan, including any amount payable pursuant to the Retirement Benefit Equalization Plan; and

               (b) equals the monthly pension benefits to which the Officer is entitled pursuant to the Pension Plan were he/she to elect the 50% contingent pensioner form of annuity, naming such spouse or former spouse as contingent pensioner.

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          2.2  Benefits payable hereunder will be paid at the same time and in the same manner as benefits paid pursuant to the Pension
               Plan.

          3.   Administration
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               The Benefits Committee shall administer the Supplemental
               Plan, and shall have the same administrative powers relating to the Supplemental Plan as it does with respect to the Pension Plan.

          4.   General
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          4.1  The Supplemental Plan may be amended in whole or in part or terminated at any time by the Board of Directors of the Company, except that no such amendment or termination shall adversely affect the benefits payable to any person who has begun to receive benefits hereunder.

          4.2 Benefits payable under the Supplemental Plan shall not be funded and shall be paid out of the general assets of the Company.

          4.3 The Supplemental Plan shall be construed, administered, and enforced according to the laws of the State of Connecticut.

         As amended by the Board of Directors on May 19, 1995

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